SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                      Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. )



Filed by the Registrant    [X]

Filed by Party other than the Registrant   [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               CEL-SCI CORPORATION
                (Name of Registrant as Specified In Its Charter)

                    William T. Hart - Attorney for Registrant
               --------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ----------------------------------------------------------------

                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 3, 2008
To the Shareholders:

      Notice is hereby given that the annual meeting of the shareholders of CEL-SCI Corporation ("CEL-SCI") will be held at Company's laboratory which is located at 4820-C Seton Drive, Baltimore, Maryland 21215 on March 3, 2008, at 10:30 A.M., for the following purposes:

    (1) to elect the directors who shall constitute CEL-SCI's Board of Directors for the ensuing year;

    (2) to approve the adoption of CEL-SCI's 2008 Incentive Stock Option Plan which provides that up to 1,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Incentive Stock Option Plan;

    (3) to approve the adoption of CEL-SCI's 2008 Non-Qualified Stock Option Plan which provides that up to 1,000,000 shares of common stock may be issued upon the exercise of options granted pursuant to the Non-Qualified Stock Option Plan;

    (4) to approve the adoption of CEL-SCI's 2008 Stock Bonus Plan which provides that up to 1,000,000 shares of common stock may be issued to persons granted stock bonuses pursuant to the Stock Bonus Plan;

    (5) to approve an amendment to CEL-SCI's Stock Compensation Plan to provide for the issuance of up to 1,000,000 additional restricted shares of common stock to CEL-SCI's directors, officers, employees and consultants for services provided to the Company;

    (6) subject to the determination of CEL-SCI's directors that a reverse split would be in the best interest of CEL-SCI's shareholders, to approve a reverse split of CEL-SCI's common stock;

    (7) to ratify the appointment of BDO Seidman, LLP as CEL-SCI's independent registered public accounting firm for the fiscal year ending September 30, 2008.

      to transact such other business as may properly come before the meeting.

      January 15, 2008 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of January 15, 2008, there were 115,777,068 issued and outstanding shares of CEL-SCI's common stock.

                                          CEL-SCI CORPORATION

February 4, 2008                          By:  Geert R. Kersten
                                               -------------------------------
                                                 Chief Executive Officer

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND SIGN, DATE AND RETURN THE PROXY CARD, OR VOTE VIA THE INTERNET OR BY TELEPHONE

                    TO SAVE THE COST OF FURTHER SOLICITATION,
                              PLEASE VOTE PROMPTLY

                               CEL-SCI CORPORATION
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22l82
                                 (703) 506-9460

                                 PROXY STATEMENT


    The accompanying proxy is solicited by CEL-SCI's directors for voting at the annual meeting of shareholders to be held on March 3, 2008, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the annual meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to CEL-SCI at the address set forth above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about February 4, 2008.

    There is one class of capital stock outstanding. Provided a quorum consisting of one-third of the shares entitled to vote is present at the meeting, the affirmative vote of a majority of the shares of common stock voting in person or represented by proxy is required to elect directors. Cumulative voting in the election of directors is not permitted. The affirmative vote of the holders of a majority of the outstanding shares of CEL-SCI's common stock is required to approve the proposal to authorize CEL-SCI's directors to reverse split CEL-SCI's common stock. The adoption of any other proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

    Shares of CEL-SCI's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

    The following table lists, as of January 15, 2008, the shareholdings of (i) each person owning beneficially 5% or more of CEL-SCI's common stock (ii) each officer who received compensation in excess of $100,000 during CEL-SCI's most recent fiscal year and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

Name and Address                   Number of Shares (1)    Percent of Class (3)
----------------                   ----------------        --------------------

Maximilian de Clara                     894,674                   0.8%
Bergstrasse 79
6078 Lungern,
Obwalden, Switzerland

Geert R. Kersten                      6,653,578 (2)               5.6%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Patricia B. Prichep                   1,848,178                   1.6%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Eyal Talor, Ph.D.                     1,225,880                   1.1%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Daniel H. Zimmerman, Ph.D.            1,279,792                   1.1%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

John Cipriano                           288,891                   0.2%
8229 Boone Blvd., Suite 802
Vienna, VA  22182

Alexander G. Esterhazy                  354,999                   0.3%
20 Chemin du Pre-Poiset
CH- 1253 Vandoeuvres
Geneve, Switzerland

C. Richard Kinsolving, Ph.D.            584,090                   0.5%
P.O. Box 20193
Bradenton, FL 34204-0193

Peter R. Young, Ph.D.                   356,267                   0.3%
1247 Dodgeton Drive
Frisco, TX 75034-1432

All Officers and Directors           13,486,349                  10.9%
as a Group (9 persons)

(1) Includes shares issuable prior to March 15, 2008 upon the exercise of options or warrants granted to the following persons:

                                          Options or Warrants Exercisable
      Name                                   Prior to March 15, 2008
      ----                                -------------------------------

      Maximilian de Clara                          656,667
      Geert R. Kersten                           3,558,001
      Patricia B. Prichep                        1,161,500
      Eyal Talor, Ph.D.                            817,999
      Daniel H. Zimmerman, Ph.D.                   815,000
      John Cipriano                                160,000
      Alexander G. Esterhazy                       234,999
      C. Richard Kinsolving, Ph.D.                 395,000
      Peter R. Young, Ph.D.                        221,666

(2) Amount includes shares held in trust for the benefit of Mr. Kersten's minor children. Geert R. Kersten is the stepson of Maximilian de Clara.

(3) Amount includes shares referred to in (1) above but excludes shares which may be issued upon the exercise or conversion of other options, warrants and other convertible securities previously issued by CEL-SCI.

ELECTION OF DIRECTORS

      Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the current directors listed below to serve as members of the board of directors until the next annual meeting of shareholders and until their successors shall be elected and shall qualify.

      All current directors have consented to stand for re-election. In case any nominee shall be unable or shall fail to act as a director by virtue of an unexpected occurrence, the proxies may be voted for such other person or persons as shall be determined by the persons acting under the proxies in their discretion.

    Information concerning CEL-SCI's officers and directors follows:

Name                      Age    Position
----                      ---    --------

Maximilian de Clara        77    Director and President
Geert R. Kersten, Esq.     48    Director, Chief Executive Officer and Treasurer
Patricia B. Prichep        56    Senior Vice President of Operations and
                                   Secretary
Dr. Eyal Talor             51    Senior Vice President of Research and
                                   Manufacturing
Dr. Daniel H. Zimmerman    66    Senior Vice President of Research, Cellular
                                   Immunology
John Cipriano              65    Senior Vice President of Regulatory Affairs
Alexander G. Esterhazy     63    Director
Dr. C. Richard Kinsolving  70    Director
Dr. Peter R. Young         62    Director

      The directors of CEL-SCI serve in such capacity until the next annual meeting of CEL-SCI's shareholders and until their successors have been duly elected and qualified. The officers of CEL-SCI serve at the discretion of CEL-SCI's directors.

      Mr. Maximilian de Clara, by virtue of his position as an officer and director of CEL-SCI, may be deemed to be the "parent" and "founder" of CEL-SCI as those terms are defined under applicable rules and regulations of the SEC.

      The principal occupations of CEL-SCI's officers and directors, during the past several years, are as follows:

      Maximilian de Clara has been a Director of CEL-SCI since its inception in March l983, and has been President of CEL-SCI since July l983. Prior to his affiliation with CEL-SCI, and since at least l978, Mr. de Clara was involved in the management of his personal investments and personally funding research in the fields of biotechnology and biomedicine. Mr. de Clara attended the medical school of the University of Munich from l949 to l955, but left before he received a medical degree. During the summers of l954 and l955, he worked as a research assistant at the University of Istanbul in the field of cancer research. For his efforts and dedication to research and development in the fight against cancer and AIDS, Mr. de Clara was awarded the "Pour le Merit" honorary medal of the Austrian Military Order "Merito Navale" as well as the honor cross of the Austrian Albert Schweitzer Society.

      Geert R. Kersten, Esq. has served in his current leadership role at CEL-SCI since 1995. Mr. Kersten has been with CEL-SCI from the early days of its inception since 1987. He has been involved in the pioneering field of cancer immunotherapy for almost two decades and has successfully steered CEL-SCI through many challenging cycles in the biotechnology industry. Mr. Kersten also provides CEL-SCI with significant expertise in the fields of finance and law and has a unique vision of how the company's Multikine product will change the way cancer is treated. Prior to CEL-SCI, Mr. Kersten worked at the law firm of Finley & Kumble and worked at Source Capital, an investment banking firm located in McLean, VA. He is a native of Germany, graduated from Millfield School in England, and completed his studies in the US. Mr. Kersten completed his Undergraduate Degree in Accounting, received an M.B.A. from George Washington University, and a law degree (J.D.) from American University in Washington, DC.

      Patricia B. Prichep has been CEL-SCI's Senior Vice President of Operations since March 1994. Between December 1992 and March 1994, Ms. Prichep was CEL-SCI's Director of Operations. Ms. Prichep became CEL-SCI's Corporate Secretary in May 2000. From June 1990 to December 1992, Ms. Prichep was the Manager of Quality and Productivity for the NASD's Management, Systems and Support Department. Between 1982 and 1990, Ms. Prichep was Vice President and Operations Manager for Source Capital, Ltd.

     Eyal Talor, Ph.D. joined CEL-SCI in October 1993 and has been Senior Vice president of Research and Manufacturing since March of 1994. He is a clinical immunologist with over 19 years of hands-on management of clinical research and drug development for immunotherapy application; pre-clinical to Phase III, in the biopharmaceutical industry. His expertise includes; biopharmaceutical R&D and Biologics product development, GMP (Good Manufacturing Practices) manufacture, Quality Control testing, and the design and building of GMP manufacturing and testing facilities. He served as Director of Clinical Laboratories (certified by the State of Maryland) and has experience in the design of clinical trials (Phase I - III) and GCP (Good Clinical Practices) requirements. He also has broad experience in the different aspects of biological assay development, analytical methods validation, raw material specifications, and QC (Quality Control) tests development under FDA/GMP, USP, and ICH guidelines. He has extensive experience in the preparation of documentation for IND and other regulatory submissions. His scientific area of expertise encompasses immune response assessment. He is the author of over 25 publications and has published a number of reviews on immune regulations in relation to clinical immunology. Before coming to CEL-SCI, he was Director of R&D and Clinical Development at CBL, Inc., Principal Scientist - Project Director, and Clinical Laboratory Director at SRA Technologies, Inc. Prior to that he was a full time faculty member at The Johns Hopkins University, Medical Intuitions; School of Public Health. He holds two US patents; one on Multikine's composition of matter and method of use in cancer, and one on a platform Peptide technology (`Adapt') for the treatment of autoimmune diseases, asthma, allergy, and transplantation rejection. He also has numerous product and process inventions as well as a number of pending US and PCT patent applications. He received his Ph.D. in Microbiology and Immunology from the University of Ottawa, Ottawa, Ontario, Canada, and had post-doctoral training in clinical and cellular immunology at The John Hopkins University, Baltimore, Maryland, USA. He holds an Adjunct Associate teaching position at the Johns Hopkins University Medical Institutions.

      Daniel H. Zimmerman, Ph.D., has been CEL-SCI's Senior Vice President of Cellular Immunology since 1996. He joined CEL-SCI in January 1996 as the Vice President of Research, Cellular Immunology. Dr. Zimmerman founded CELL-MED, Inc. and was its president from 1987-1995. From 1973-1987, Dr. Zimmerman served in various positions at Electronucleonics, Inc. His positions included: Scientist, Senior Scientist, Technical Director and Program Manager. Dr Zimmerman held various teaching positions at Montgomery College between 1987 and 1995. Dr. Zimmerman holds over a dozen US patents as well as many foreign equivalent patents. He is the author of over 40 scientific publications in the area of immunology and infectious diseases. He has been awarded numerous grants from NIH and DOD. From 1969-1973, Dr. Zimmerman was a Senior Staff Fellow at NIH. For the following 25 years, he continued on at NIH as a guest worker. Dr Zimmerman received a Ph.D. in Biochemistry in 1969, a Masters in Zoology in 1966 from the University of Florida and a B.S. in Biology from Emory and Henry College in 1963.

      John Cipriano, has been CEL-SCI's Senior Vice President of Regulatory Affairs since March 2004. Mr. Cipriano brings to CEL-SCI over 30 years of experience in both biotech and pharmaceutical companies. In addition, he held positions at the United States Food and Drug Administration (FDA) as Deputy Director, Division of Biologics Investigational New Drugs, Office of Biologics Research and Review and was the Deputy Director, IND Branch, Division of Biologics Evaluation, Office of Biologics. Mr. Cipriano completed his B.S. in Pharmacy from the Massachusetts College of Pharmacy in Boston, Massachusetts and his M.S. in Pharmaceutical Chemistry from Purdue University in West Lafayette, Indiana.

      Alexander G. Esterhazy has been an independent financial advisor since November 1997. Between July 1991 and October 1997 Mr. Esterhazy was a senior partner of Corpofina S.A. Geneva, a firm engaged in mergers, acquisitions and portfolio management. Between January 1988 and July 1991 Mr. Esterhazy was a managing director of DG Bank in Switzerland. During this period Mr. Esterhazy was in charge of the Geneva, Switzerland branch of the DG Bank, founded and served as vice president of DG Finance (Paris) and was the President and Chief Executive officer of DG-Bourse, a securities brokerage firm.

      C. Richard Kinsolving, Ph.D. has been a Director of CEL-SCI since April 2001. Since February 1999 Dr. Kinsolving has been the Chief Executive Officer of BioPharmacon, a pharmaceutical development company. Between December 1992 and February 1999 Dr. Kinsolving was the President of Immuno-Rx, Inc., a company engaged in immuno-pharmaceutical development. Between December 1991 and September 1995 Dr. Kinsolving was President of Bestechnology, Inc. a nonmedical research and development company producing bacterial preparations for industrial use. Dr. Kinsolving received his Ph.D. in Pharmacology from Emory University
(1970), his Masters degree in Physiology/Chemistry from Vanderbilt University
(1962), and his Bachelor's degree in Chemistry from Tennessee Tech. University
(1957).

     Peter R. Young, Ph.D. has been a Director of CEL-SCI since August 2002. Dr. Young has been a senior executive within the pharmaceutical industry in the United States and Canada for most of his career. Over the last 20 years he has primarily held positions of Chief Executive Officer or Chief Financial Officer and has extensive experience with acquisitions and equity financings. Since November 2001 Dr. Young has been the President of Agnus Dei, LLC, which acts as a partner in an organization managing immune system clinics which treat patients with diseases such as cancer, multiple sclerosis and hepatitis. Since January 2003 Dr. Young has been the President and Chief Executive Officer of SRL Technology, Inc., a company involved in the development of pharmaceutical (drug) delivery systems. Between 1998 and 2001 Dr. Young was the Chief Financial Officer of Adams Laboratories, Inc. Dr. Young received his Ph.D. in Organic Chemistry from the University of Bristol, England (1969), and his Bachelor's degree in Honors Chemistry, Mathematics and Economics also from the University of Bristol, England (1966).

      All of CEL-SCI's officers devote substantially all of their time to CEL-SCI's business.

     Alexander G. Esterhazy, Dr. C. Richard Kinsolving and Dr. Peter R. Young are independent directors as that term is defined in section 121(a) of the listing standards of the American Stock Exchange.

      CEL-SCI has adopted a Code of Ethics which is applicable to CEL-SCI'S principal executive, financial, and accounting officers and persons performing similar functions. The Code of Ethics is available on CEL-SCI's website, located at www.cel-sci.com.

      If a violation of this code of ethics act is discovered or suspected, the Senior Officer must (anonymously, if desired) send a detailed note, with relevant documents, to CEL-SCI's Audit Committee, c/o Dr. Peter Young, 1247 Dodgeton Drive, Frisco, TX 75034-1432.

      CEL-SCI's Board of Directors met 13 times during the year ended September 30, 2007. All of the Directors attended each of these meetings either in person or by telephone conference call.

      For purposes of electing directors at its annual meeting CEL-SCI does not have a nominating committee or a committee performing similar functions. CEL-SCI's board of directors does not believe a nominating committee is necessary since CEL-SCI's board of directors is small and the board of directors as a whole performs this function. The current nominees to the Board of Directors were selected by a majority vote of CEL-SCI's independent directors.

      CEL-SCI does not have any policy regarding the consideration of director candidates recommended by shareholders since a shareholder has never recommended a nominee to the board of directors. However, CEL-SCI's board of directors will consider candidates recommended by shareholders. To submit a candidate for the board of directors the shareholder should send the name, address and telephone number of the candidate, together with any relevant background or biographical information, to CEL-SCI's Chief Executive Officer, at the address shown on the cover page of this proxy statement. The board has not established any specific qualifications or skills a nominee must meet to serve as a director. Although the board does not have any process for identifying and evaluating director nominees, the board does not believe there would be any differences in the manner in which the board evaluates nominees submitted by shareholders as opposed to nominees submitted by any other person.

      CEL-SCI does not have a policy with regard to board member's attendance at annual meetings. All board members attended the last annual shareholder's meeting held on September 14, 2007.

      Holders of CEL-SCI's common stock can send written communications to CEL-SCI's entire board of directors, or to one or more board members, by addressing the communication to "the Board of Directors" or to one or more directors, specifying the director or directors by name, and sending the communication to CEL-SCI's offices in Vienna, Virginia. Communications addressed to the Board of Directors as whole will be delivered to each board member. Communications addressed to a specific director (or directors) will be delivered to the director (or directors) specified.

      Security holder communications not sent to the board of directors as a whole or to specified board members are not relayed to board members.

Executive Compensation

Compensation Discussion and Analysis

     The Company's Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for our executive officers and annually determines the total compensation level for our President and Chief

Executive Officer. The total proposed compensation of our named executive officers is formulated and evaluated by our Chief Executive Officer and submitted to the Compensation Committee for consideration.

     The key components of CEL-SCI's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is CEL-SCI's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation
practices  followed  by  other  companies  in  the  biotechnology   industry  is
considered.

Objectives and Components of the Compensation Program

     The primary objective of our compensation program is to attract, motivate and retain talented executives who are enthusiastic about our mission. The components of our compensation practices are:

     o CEL-SCI's base salary levels are commensurate with those of comparable positions at other biotechnology companies given the level of seniority and skills possessed by the executive officer and which reflect the individual's performance with us over time. The base salary of the President, CEO and our other named executive officers is reviewed annually. Current employment agreements with Maximilian de Clara and Geert Kersten set minimums for their base salary rates.

     o CEL-SCI's long-term stock option incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of CEL-SCI's common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both CEL-SCI and the employee, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

     o    CEL-SCI's  stock-based incentive awards are intended to strengthen the
          mutuality  of  interests  between  the  executive   officers  and  our
          stockholders.

     o    CEL-SCI has a defined contribution  retirement plan,  qualifying under
          Section 401(k) of the Internal Revenue Code and covering substantially all CEL-SCI's employees. CEL-SCI's contribution to the plan is made in shares of CEL-SCI's common stock. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed 6% of the participant's total compensation.

      The following table shows, in summary form, the compensation received by
(i) the Chief Executive Officer of CEL-SCI and (ii) by each other executive officer of CEL-SCI who received in excess of $100,000 during the fiscal year ended September 30, 2007.

                                                                        All
                                                                       Other
                                                 Restric-              Annual
                                                ted Stock   Option    Compen-
Name and Princi-      Fiscal   Salary   Bonus     Awards    Awards    sation
 pal Position          Year     (1)      (2)       (3)       (4)        (5)      Total
----------------      -----    -----    ------   -------   --------   -------    ------

Maximilian de Clara,    2007   $363,000     -    $418,327  $105,460   $64,693    $951,480
President

Geert R. Kersten,       2007   $389,637     -     $31,752  $105,460   $16,114    $542,963
Chief Executive
Officer and
Treasurer

Patricia B. Prichep      2007  $179,574     -     $19,520   $52,730    $4,225    $256,049
Senior Vice President
of Operations and
Secretary

Eyal Talor, Ph.D.        2007  $218,587     -     $18,764   $52,730    $4,225    $294,306
Senior Vice President
of Research and
Manufacturing

Daniel Zimmerman, Ph.D.  2007  $169,127     -     $14,469   $39,548    $4,225    $227,369
Senior Vice President
of Cellular Immuno-
   logy

John Cipriano            2007  $165,400     -     $14,196   $39,548    $   25    $219,169
Senior Vice President
of Regulatory Affairs

(1) The dollar value of base salary (cash and non-cash) earned. During the year ended September 30, 2007, $28,429 of the total salaries paid to the persons shown in the table were paid in restricted shares of CEL-SCI's common stock.

      Information concerning the issuance of these restricted shares is shown in the following table:

        Date Shares           Number of            Price
          Issued            Shares Issued        Per Share

        09/20/2006             49,016              $0.58

      On each date the amount of compensation satisfied through the issuance of shares was determined by multiplying the number of shares issued by the price per share. The price per share was equal to the closing price of CEL-SCI's common stock on the date prior to the date the shares were issued.

(2)  The dollar value of bonus (cash and non-cash) earned.

(3) During the periods covered by the table, the value of the shares of restricted stock issued as compensation for services to the persons listed in the table. In the case of Mr. de Clara, $400,000 was paid in restricted shares of CEL-SCI's common stock which cannot be sold in the public market for a period of three years after the date of issuance. In the case of all other persons listed in the table, the shares were issued as CEL-SCI's contribution on behalf of the named officer to CEL-SCI's 401(k) retirement plan and restricted shares issued from the Stock Compensation Plan.

(4) The value of all stock options granted during the periods covered by the table are calculated according to SFAS 123R requirements.

(5) All other compensation received that CEL-SCI could not properly report in any other column of the table including annual contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, CEL-SCI with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premiums paid by, or on behalf of, CEL-SCI.

Long Term Incentive Plans - Awards in Last Fiscal Year

      None.

Employee Pension, Profit Sharing or Other Retirement Plans

      CEL-SCI has a defined contribution retirement plan, qualifying under
Section 401(k) of the Internal Revenue Code and covering substantially all CEL-SCI's employees. CEL-SCI's contribution to the plan is made in shares of CEL-SCI's common stock. Each participant's contribution is matched by CEL-SCI with shares of common stock which have a value equal to 100% of the participant's contribution, not to exceed the lesser of $1,000 or 6% of the participant's total compensation. CEL-SCI's contribution of common stock is valued each quarter based upon the closing price of its common stock. The fiscal 2007 expenses for this plan were $92,035. Other than the 401(k) Plan, CEL-SCI does not have a defined benefit, pension plan, profit sharing or other retirement plan.

Compensation of Directors

                        Paid       Stock             Option
Name                   in Cash    Awards (1)       Awards (2)      Total
----                   -------    ----------       ----------    ---------

Maximilian de Clara    $12,500      $126,000        $105,460      $243,960
Geert Kersten          $12,500      $126,000        $105,460      $243,960
Alexander Esterhazy    $12,500      $ 63,000        $ 52,730      $128,230
C. Richard Kinsolving  $12,500      $ 63,000        $ 52,730      $128,230
Peter R. Young         $12,500      $ 63,000        $ 52,730      $128,230

(1)  The fair value of stock issued for services.
(2) The fair value of options granted computed in accordance with FAS 123R on the date of grant.

      Directors' fees paid to Maximilian de Clara and Geert Kersten are included in the Executive Compensation table.

Employment Contracts.

      In April 2005 CEL-SCI entered into a three-year employment agreement with Mr. de Clara which expires April 30, 2008. The employment agreement provides that CEL-SCI will pay Mr. de Clara an annual salary of $363,000 during the term of the agreement. On September 8, 2006 Mr. de Clara's Employment Agreement was amended and extended to April 30, 2010. The terms of the amendment to Mr. de Clara's employment agreement are referenced in a report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2006. In the event that there is a material reduction in Mr. de Clara's authority, duties or activities, or in the event there is a change in the control of CEL-SCI, then the agreement allows Mr. de Clara to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 18 months salary ($544,500), the remaining stock payments per the amendment to Mr. de Clara's employment agreement (valued at $600,000) and the unvested portion of any stock options would vest immediately ($142,626). For purposes of the employment agreement, a change in the control of CEL-SCI means the sale of more than 50% of the outstanding shares of CEL-SCI's Common Stock, or a change in a majority of CEL-SCI's directors.

      The Employment Agreement will also terminate upon the death of Mr. de Clara, Mr. de Clara's physical or mental disability, the conviction of Mr. de Clara for any crime involving fraud, moral turpitude, or CEL-SCI's property, or a breach of the Employment Agreement by Mr. de Clara. If the Employment Agreement is terminated for any of these reasons, Mr. de Clara, or his legal representatives, as the case may be, will be paid the salary provided by the Employment Agreement through the date of termination.

     Effective September 1, 2003, CEL-SCI entered into a three-year employment agreement with Mr. Kersten. The employment agreement provides that during the term of the employment agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585. In the event there is a change in the control of CEL-SCI, the agreement allows Mr. Kersten to resign from his position at CEL-SCI and receive a lump-sum payment from CEL-SCI equal to 24 months salary ($801,650) and the unvested portion of any stock options would vest immediately ($174,626). For purposes of the employment agreement a change in the control of CEL-SCI means:
(1) the merger of CEL-SCI with another entity if after such merger the shareholders of CEL-SCI do not own at least 50% of voting capital stock of the surviving corporation; (2) the sale of substantially all of the assets of CEL-SCI; (3) the acquisition by any person of more than 50% of CEL-SCI's common stock; or (4) a change in a majority of CEL-SCI's directors which has not been approved by the incumbent directors. Effective September 1, 2006 Mr. Kersten's employment agreement was extended to September 1, 2011.

      The Employment Agreement will also terminate upon the death of Mr. Kersten, Mr. Kersten's physical or mental disability, willful misconduct, an act of fraud against CEL-SCI, or a breach of the Employment Agreement by Mr. Kersten. If the Employment Agreement is terminated for any of these reasons Mr. Kersten, or his legal representatives, as the case may be, will be paid the salary provided by the Employment Agreement through the date of termination.

Stock Options

      The following tables show information concerning the options granted during the fiscal year ended September 30, 2007, to the persons named below.

                               Options Granted
                               ---------------
                                                       Exercise
                              Grant        Options     Price Per  Expiration
    Name                      Date       Granted (#)     Share       Date
   ------                   --------     -----------  ----------  ----------
   Maximilian de Clara      9/14/2007      200,000       $0.63    9/13/2017
   Geert Kersten            9/14/2007      200,000       $0.63    9/13/2017
   Patricia B. Prichep      9/14/2007      100,000       $0.63    9/13/2017
   Eyal Talor, Ph.D.        9/14/2007      100,000       $0.63    9/13/2017
   Daniel Zimmerman, Ph.D.  9/14/2007       75,000       $0.63    9/13/2017
   John Cipriano            9/14/2007       75,000       $0.63    9/13/2017

                                Options Exercised
                                -----------------
                                               Shares
                              Date of        Acquired On         Value
                             Exercise        Exercise (1)     Realized (2)
                            ----------       ------------     ------------

  Maximilian de Clara       11/08/2006          50,000          $21,600
  Maximilian de Clara       11/09/2006          18,900          $ 7,938
  Maximilian de Clara       11/13/2006          31,100          $13,373
  Maximilian de Clara       11/15/2006         100,000          $43,500
  Maximilian de Clara       12/18/2006         100,000          $34,500
  Maximilian de Clara       01/11/2007          52,500          $20,108
  Maximilian de Clara       01/16/2007          21,500          $10,965
  Maximilian de Clara       03/02/2007          50,000          $24,000
  Maximilian de Clara       03/19/2007          50,000          $24,000
  Maximilian de Clara       04/13/2007          50,000          $25,500
  Maximilian de Clara       05/22/2007          50,999          $34,679

(1) The number of shares received upon exercise of options during the fiscal year ended September 30, 2007.

(2) With respect to options exercised during the fiscal year ended September 30, 2007, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

                        Shares underlying unexercised
                                options which are:
                        -----------------------------    Exercise    Expiration
 Name                   Exercisable     Unexercisable      Price        Date
 ----                   -----------     -------------    ---------    --------

Maximilian de Clara         23,333                         2.87       07/31/08
                            95,000 (1)                     1.94       08/31/08
                            70,000                         1.05       09/25/09
                            56,666                         1.05       05/01/10
                            50,000                         1.05       05/01/08
                            50,000                         1.05       04/12/09
                            60,000                         1.05       04/19/10
                            60,000                         1.38       03/22/11
                            75,000                         0.54       03/14/12
                            50,000                         0.61       09/02/14
                            33,334                         0.48       09/21/15
                            33,334                         0.58       09/12/16
                          --------
                           656,667
                                           16,666          0.48       09/21/15
                                           66,666          0.58       09/12/16
                                          200,000          0.63       09/13/17
                                         --------
                                          283,332

Geert R. Kersten            50,000                         1.05       11/01/08
                            14,000                         1.05       10/31/08
                            50,000                         1.05       07/31/08
                           224,000 (1)                     1.05       06/10/08
                            50,000                         1.05       09/25/09
                           150,000                         1.05       05/01/10
                            50,000                         1.05       05/01/08
                            50,000                         1.05       04/12/09
                            95,000 (1)                     1.94       08/31/08
                            60,000                         1.05       04/19/10
                            60,000                         1.38       03/22/11
                           560,000 (1)                     1.05       10/16/08
                           105,000                         0.54       03/14/12
                         1,890,000                         0.22       04/01/13
                            50,000                         0.61       09/02/14
                            33,334                         0.48       09/21/15
                            66,667                         0.58       09/12/16
                           -------
                         3,558,001

                                           16,666          0.48       09/21/15
                                          133,333          0.58       09/12/16
                                          200,000          0.63       09/13/17
                                         --------
                                          349,999

Patricia B. Prichep         6,000                          1.05       12/01/08
                           10,000                          1.05       11/30/08
                            9,500                          1.05       07/31/08
                            3,000                          1.05       12/31/09
                           35,000                          1.05       03/01/10
                           17,000                          1.05       12/01/08
                           15,000                          1.05       04/12/09
                           47,500 (1)                      1.94       08/31/08
                           23,000                          1.05       02/02/10
                           25,000                          1.18       12/08/10
                           30,000                          1.00       12/03/11
                          200,000 (1)                      1.05       10/16/08
                           10,500                          0.54       03/14/12
                           50,000                          0.33       04/26/12
                          243,000                          0.22       04/01/13
                          337,000                          0.22       04/01/13
                           50,000                          0.61       09/02/14
                           20,000                          0.48       09/21/15
                           30,000                          0.58       09/12/16
                          -------
                        1,161,500
                                           10,000          0.48       09/21/15
                                           60,000          0.58       09/12/16
                                          100,000          0.63       09/13/17
                                         --------
                                          170,000

Eyal Talor, Ph.D.          15,500                           1.05      07/31/08
                           16,666                           1.05      03/16/10
                           15,000                           1.05      08/03/08
                           10,000 (1)                       1.94      08/31/08
                           20,000                           1.05      08/02/09
                           25,000                           1.76      11/10/10
                           35,000                           1.00      12/03/11
                          160,000 (1)                       1.05      10/16/08
                           50,000                           0.33      04/26/12
                          374,166                           0.22      04/01/13
                           50,000                           0.61      09/02/14
                           20,000                           0.48      09/21/15
                           26,667                           0.58      09/12/16
                          -------
                          817,999

                                           10,000            0.48     09/21/15
                                           53,333            0.58     09/12/16
                                          100,000            0.63     09/13/17
                                         --------
                                          163,333

Daniel Zimmerman, Ph.D.    12,000                            1.05     12/31/08
                            3,000                            1.05     12/31/09
                            7,000                            1.05     06/19/10
                           15,000                            1.05     02/19/08
                           30,000 (1)                        1.94     08/31/08
                           15,000                            1.05     04/12/09
                           20,000                            1.05     02/02/10
                           20,000                            1.85     01/26/11
                          120,000 (1)                        1.05     10/16/08
                           41,000                            0.54     03/14/12
                           50,000                            0.33     04/16/12
                          392,000                            0.22     04/01/13
                           50,000                            0.61     09/02/14
                           20,000                            0.48     09/21/15
                           20,000                            0.58     09/12/16
                          -------
                          815,000
                                            10,000           0.48     09/21/15
                                            40,000           0.58     09/12/16
                                            75,000           0.63     09/13/17
                                         ---------
                                           125,000

John Cipriano             100,000                            1.13     03/01/14
                           20,000                            0.61     09/02/14
                           20,000                            0.48     09/21/15
                           20,000                            0.58     09/12/16
                          -------
                          160,000
                                            10,000            0.48    09/21/15
                                            40,000            0.58    09/12/16
                                            75,000            0.63    09/13/17
                                         ---------
                                           125,000

(1) Options were purchased through CEL-SCI's Salary Reduction Plan.

Stock Option, Bonus Plans and Compensation Plans

     CEL-SCI has Incentive Stock Option Plans, Non-Qualified Stock Option Plans, Stock Bonus Plans and a Stock Compensation Plan. The Stock Option, Bonus and Compensation

Plans have been approved by CEL-SCI's stockholders. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plans. The Incentive Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons who exercise options granted pursuant to the Plan. Only CEL-SCI's employees may be granted options pursuant to the Incentive Stock Option Plan.

      To be classified as incentive stock options under the Internal Revenue Code, options granted pursuant to the Plans must be exercised prior to the following dates:

     (a)  The  expiration  of three  months  after  the date on which an  option
          holder's   employment  by  CEL-SCI  is  terminated   (except  if  such
          termination is due to death or permanent and total disability);

     (b) The expiration of 12 months after the date on which an option holder's employment by CEL-SCI is terminated, if such termination is due to the Employee's permanent and total disability;

     (c) In the event of an option holder's death while in the employ of CEL-SCI, his executors or administrators may exercise, within three months following the date of his death, the option as to any of the shares not previously exercised;

      The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

      Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of CEL-SCI may not be exercisable by its terms after five years from the date of grant. Any other option granted pursuant to the Plan may not be exercisable by its terms after ten years from the date of grant.

      The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of CEL-SCI's outstanding shares).

      Non-Qualified Stock Option Plans. The Non-Qualified Stock Option Plans authorize the issuance of shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plans. CEL-SCI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee.

      Stock Bonus Plan. Under the Stock Bonus Plans shares of CEL-SCI's common stock may be issued to CEL-SCI's employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Stock Compensation Plan. Under the Stock Compensation Plan shares of CEL-SCI's common stock may be issued to CEL-SCI's employees, directors, officers, consultants and advisors, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Other Information Regarding the Plans. The Plans are administered by CEL-SCI's Compensation Committee ("the Committee"), each member of which is a director of CEL-SCI. The members of the Committee were selected by CEL-SCI's Board of Directors and serve for a one-year tenure and until their successors are elected. A member of the Committee may be removed at any time by action of the Board of Directors. Any vacancies which may occur on the Committee will be filled by the Board of Directors. The Committee is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Committee is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Committee, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Committee administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of CEL-SCI or the period of time a non-employee must provide services to CEL-SCI. At the time an employee ceases working for CEL-SCI (or at the time a non-employee ceases to perform services for CEL-SCI), any shares or options not fully vested will be forfeited and cancelled. At the discretion of the Committee payment for the shares of Common Stock underlying options may be paid through the delivery of shares of CEL-SCI's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Committee.

     Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Committee when the shares were issued.

      The Board of Directors of CEL-SCI may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension will not adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of CEL-SCI's capital stock or a consolidation or merger of CEL-SCI; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

      Summary. The following shows certain information as of December 31, 2007 concerning the stock options and stock bonuses granted by CEL-SCI. Each option represents the right to purchase one share of CEL-SCI's common stock.

                                Total      Shares
                               Shares    Reserved for   Shares     Remaining
                              Reserved   Outstanding    Issued   Options/Shares
Name of Plan                 Under Plans   Options     as Stock    Under Plans
------------                 -----------  ----------   --------   -----------

Incentive Stock Option Plans  9,100,000    4,556,933        N/A     4,306,833
Non-Qualified Stock Option
   Plans                     12,760,000    7,420,231        N/A     2,032,667
Stock Bonus Plans             6,940,000          N/A   2,112,535    4,827,381
Stock Compensation Plan       4,500,000          N/A   1,366,405    3,133,595

      Of the shares issued pursuant to CEL-SCI's Stock Bonus Plans 975,419 shares were issued as part of CEL-SCI's contribution to its 401(k) plan.

      The following table shows the weighted average exercise price of the outstanding options granted pursuant to CEL-SCI's Incentive and Non-Qualified Stock Option Plans as of September 30, 2007, CEL-SCI's most recent fiscal year end. CEL-SCI's Incentive and Non-Qualified Stock Option Plans have been approved by CEL-SCI's shareholders.

                                       Number of Securities
                           Number of   Remaining Available
                          Securities   For Future Issuance
                         to be Issued    Weighted-Average       Under Equity
                         Upon Exercise Exercise Price Compensation Plans, of Outstanding of Outstanding Excluding Securities
Plan category             Options (a)         Options    Reflected in Column (a)
--------------------------------------------------------------------------------

Incentive Stock
   Option Plans              4,601,933          $0.64            4,306,833
Non-Qualified Stock
   Option Plans              7,462,698          $0.69            2,040,667

Compensation Committee

      During the year ending September 30, 2007 CEL-SCI had a Compensation Committee which was comprised of Maximilian de Clara, Alexander Esterhazy and C. Richard Kinsolving. During the year ended September 30, 2007 the Compensation Committee did not formerly meet as a separate committee, but rather held its meetings in conjunction with CEL-SCI's Board of Director's meetings.

      During the year ended September 30, 2007, Mr. de Clara was the only officer participating in deliberations of CEL-SCI's compensation committee concerning executive officer compensation. During the year ended September 30, 2007, no director of CEL-SCI was also an executive officer of another entity, which had an executive officer of CEL-SCI serving as a director of such entity or as a member of the compensation committee of such entity.

      The following is the report of the Compensation Committee:

      The key components of CEL-SCI's executive compensation program include annual base salaries and long-term incentive compensation consisting of stock options. It is CEL-SCI's policy to target compensation (i.e., base salary, stock option grants and other benefits) at approximately the median of comparable companies in the biotechnology field. Accordingly, data on compensation practices followed by other companies in the biotechnology industry is considered.

      CEL-SCI's long-term incentive program consists exclusively of periodic grants of stock options with an exercise price equal to the fair market value of CEL-SCI's common stock on the date of grant. To encourage retention, the ability to exercise options granted under the program is subject to vesting restrictions. Decisions made regarding the timing and size of option grants take into account the performance of both CEL-SCI and the employee, "competitive market" practices, and the size of the option grants made in prior years. The weighting of these factors varies and is subjective. Current option holdings are not considered when granting options.

      In April 2005 CEL-SCI entered into a three-year employment agreement with Maximilian de Clara, CEL-SCI's President. The April 2005 employment agreement, which is essentially the same as Mr. de Clara's two prior employment agreements, provides that during the employment term CEL-SCI will pay Mr. de Clara a salary of $363,000.

     On September 8, 2006 Mr. de Clara's Employment Agreement was amended and extended to April 30, 2010. The terms of the amendment to Mr. de Clara's employment agreement are referenced in a report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2006. In amending and renewing Mr. de Clara's employment contract CEL-SCI's Compensation Committee considered various factors, including Mr. de Clara's performance in his area of responsibility, Mr. de Clara's experience in his position, and Mr. de Clara's length of service with the Company. During the fiscal year ending September 30, 2007 the compensation paid to Mr. de Clara was based on his April 2005 employment contract.

      In August 2003, CEL-SCI entered into a three-year employment agreement with Geert R. Kersten. The employment agreement, which is essentially the same as Mr. Kersten's prior employment agreement, provides that during the term of the agreement CEL-SCI will pay Mr. Kersten an annual salary of $370,585. Effective September 1, 2006 Mr. Kersten's employment agreement was extended to September 1, 2011. In renewing Mr. Kersten's employment contract CEL-SCI's Compensation Committee considered various factors, including Mr. Kersten's performance in his area of responsibility, Mr. Kersten's experience in his position, and Mr. Kersten's length of service with CEL-SCI. During the fiscal year ending September 30, 2007 the compensation paid to Mr. Kersten was based on his 2003 employment contract.

      During the year ending September 30, 2007, the compensation paid to CEL-SCI's other executive officers was based on a variety of factors, including the performance in the executive's area of responsibility, the executive's individual performance, the executive's experience in his or her role, the executive's length of service with CEL-SCI, the achievement of specific goals established for CEL-SCI and its business, and, in certain instances, to the achievement of individual goals.

      Financial or stockholder value performance comparisons were not used to determine the compensation of CEL-SCI' other executive officers since CEL-SCI's financial performance and stockholder value are influenced to a substantial degree by external factors and as a result comparing the compensation payable to the other executive officers to CEL-SCI's financial or stock price performance can be misleading.

      During the year ended September 30, 2007 CEL-SCI granted options for the purchase of 1,050,000 shares of CEL-SCI's common stock to CEL-SCI's executive officers. In granting the options to CEL-SCI's executive officers, the Board of Directors considered the same factors which were used to determine the cash compensation paid to such officers.

      Except as otherwise disclosed in this proxy statement, during the year ended September 30, 2007 CEL-SCI did not issue any shares of its common stock to CEL-SCI's officers or directors in return for services provided to CEL-SCI.

      The foregoing report has been approved by the members of the Compensation
Committee:

                               Maximilian de Clara
                               Alexander Esterhazy
                              C. Richard Kinsolving

Audit Committee

     During the year ended September 30, 2007 CEL-SCI had an Audit Committee comprised of Alexander Esterhazy, C. Richard Kinsolving and Peter Young. All members of the Audit Committee are independent as independence is defined by
Section 121(A) of the American Stock  Exchange's  Listing  Standards.  Dr. Peter

Young serves as the audit committee's financial expert. The purpose of the Audit Committee is to review and approve the selection of CEL-SCI's auditors and review CEL-SCI's financial statements with CEL-SCI's independent registered public accounting firm.

      During the fiscal year ended September 30, 2007, the Audit Committee met 4 times. All members of the Audit Committee attended these meetings.

    The following is the report of the Audit Committee.

     (1) The Audit Committee reviewed and discussed CEL-SCI's audited financial statements for the year ended September 30, 2007 with CEL-SCI's management.
     (2) The Audit Committee discussed with CEL-SCI's independent registered public accounting firm the matters required to be discussed by Statement on Accounting Standards (SAS) No. 61 "Communications with Audit Committee" as amended by SASs 89 and 90.
     (3) The Audit Committee has received the written disclosures and the letter from CEL-SCI's independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and had discussed with CEL-SCI's independent registered public accounting firm the independent registered public accounting firm's independence; and
     (4) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CEL-SCI's Annual Report on Form 10-K for the year ended September 30, 2007 for filing with the Securities and Exchange Commission.
     (5) During the year ended September 30, 2007 CEL-SCI paid BDO Seidman LLP, CEL-SCI's independent registered public accounting firm, audit fees of $142,704 for professional services rendered for the audit of CEL-SCI's annual financial statements and the reviews of the financial statements included in CEL-SCI's 10-Q reports for the fiscal year and all regulatory filings. The Audit Committee is of the opinion that these fees are consistent with maintaining its independence from CEL-SCI.

      The foregoing report has been approved by the members of the Audit
Committee:

                             Alexander G. Esterhazy
                              C. Richard Kinsolving
                                   Peter Young

      CEL-SCI's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement.

PROPOSAL TO ADOPT 2008 INCENTIVE STOCK OPTION PLAN

      Shareholders are being requested to vote on the adoption of CEL-SCI's 2007 Incentive Stock Option Plan. The purpose of the 2008 Incentive Stock Option Plan is to furnish additional compensation and incentives to CEL-SCI's officers and employees.

      The 2008 Incentive Stock Option Plan, if adopted, will authorize the issuance of up to 1,000,000 shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the plan. As of the date of this Proxy Statement CEL-SCI had not granted any options pursuant to this plan.

      Any options under the 2008 Incentive Stock Option Plan must be granted before May 11, 2018. If adopted, the 2008 Incentive Stock Option Plan will function and be administered in the same manner as CEL-SCI's other Incentive Stock Option Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2008 Incentive Stock Option Plan.

PROPOSAL TO ADOPT 2008 NON-QUALIFIED STOCK OPTION PLAN

      Shareholders are being requested to vote on the adoption of CEL-SCI's 2008 Non-Qualified Stock Option Plan. CEL-SCI's employees, directors and officers, and consultants or advisors to CEL-SCI are eligible to be granted options pursuant to the 2008 Non-Qualified Plan as may be determined by CEL-SCI's Board of Directors, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      The 2008 Non-Qualified Plan, if adopted, will authorize the issuance of up to 1,000,000 shares of CEL-SCI's common stock to persons that exercise options granted pursuant to the Plan. As of the date of this Proxy Statement CEL-SCI had not granted any options under the 2008 Non-Qualified Plan.

      The 2008 Non-Qualified Plan will function and be administered in the same manner as CEL-SCI's other Non-Qualified Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2008 Non-Qualified Plan.

PROPOSAL TO ADOPT 2008 STOCK BONUS PLAN

      Shareholders are being requested to vote on the adoption of CEL-SCI's 2008 Stock Bonus Plan. The purpose of the 2008 Stock Bonus Plan is to furnish additional compensation and incentives to CEL-SCI's employees, directors, officers, consultants and advisors and to allow CEL-SCI to continue to make contributions to its 401(k) plan with shares of its common stock instead of cash.

      Since 1993 CEL-SCI has maintained a defined contribution retirement plan (also known as a 401(k) Plan) covering substantially all CEL-SCI's employees. Since 1998 CEL-SCI's contribution to the plan has been made in shares of CEL-SCI's common stock as opposed to cash. CEL-SCI's contribution of common stock is made quarterly and is valued based upon the price of CEL-SCI's common stock on the American Stock Exchange. The Board of Directors is of the opinion that contributions to the 401(k) plan with shares of CEL-SCI's common stock serves to further align the shareholder's interest with that of CEL-SCI's employees.

      The 2008 Stock Bonus Plan, if adopted, will authorize the issuance of up to 1,000,000 shares of CEL-SCI's common stock to persons granted stock bonuses pursuant to the plan. As of the date of this Proxy Statement CEL-SCI had not granted any stock bonuses pursuant to the 2008 Stock Bonus Plan.

      The 2008 Stock Bonus Plan will function and be administered in the same manner as CEL-SCI's existing Stock Bonus Plans. The Board of Directors recommends that the shareholders of CEL-SCI approve the adoption of the 2008 Stock Bonus Plans.

PROPOSAL TO AMEND CEL-SCI'S STOCK COMPENSATION PLAN

      During the two years ended September 30, 2007 CEL-SCI issued 1,341,355 shares of its common stock to its officers, directors and employees in payment of $831,736 in salaries, fees and other compensation owed to these persons. To conserve cash, CEL-SCI expects that it may continue to offer its officers, directors and employees the opportunity to receive shares of CEL-SCI's common stock in payment of amounts owed by CEL-SCI for services rendered.

      CEL-SCI's common stock trades on the American Stock Exchange. AMEX-listed corporations must obtain shareholder approval for arrangements which permit officers, directors, employees or consultants to receive a listed corporation's shares in payment of compensation.

      To comply with the AMEX requirements in this regard CEL-SCI adopted a Stock Compensation Plan, which was approved by CEL-SCI's shareholders at the May 6, 2004 annual meeting, and which provided that shares of CEL-SCI'S common stock would be available for issuance under the Plan. Shareholders subsequently approved amendments to the Stock Compensation Plan which provided up to 4,500,000 shares would be available for issuance under the plan.

      So that CEL-SCI may continue to offer shares of its common stock in payment of compensation owed, CEL-SCI's Board of Directors, subject to shareholder approval, has approved an amendment to the Stock Compensation Plan so that an additional 1,000,000 shares of restricted common stock would be available for issuance under the Plan. The Board of Directors recommends that the shareholders of CEL-SCI approve the amendment to the Stock Compensation Plan.

TO APPROVE A REVERSE SPLIT OF CEL-SCI'S COMMON STOCK, SUBJECT TO THE DETERMINATION OF CEL-SCI'S DIRECTORS THAT A REVERSE SPLIT WOULD BE IN THE BEST INTEREST OF CEL-SCI'S SHAREHOLDERS.

     CEL-SCI's Board of Directors is seeking approval to adopt a reverse split of its outstanding common stock in a ratio between 1-for-2 and 1-for-5 at any time before its next Annual Meeting of Stockholders in 2009. CEL-SCI's Board of Directors has not made any determination of whether it wants to actually proceed with a reverse split of the Company's common stock; it is only seeking the shareholders' approval for such a step at this time. CEL-SCI's Directors believe that, because it is not possible to predict future market conditions, it would be in the best interests of the stockholders if the Board was able to determine, at any time prior to the next Annual Meeting of Stockholders in 2009, whether to adopt a reverse split of CEL-SCI's outstanding common stock and, if the Board should decide to proceed that way, the appropriate reverse stock split ratio. The proposed reverse stock split would combine a whole number of outstanding shares of CEL-SCI's common stock into one share of common stock, thus reducing the number of outstanding shares without any corresponding change in CEL-SCI's par value or market capitalization. As a result, the number of shares of CEL-SCI's common stock owned by each stockholder would be reduced in the same proportion as the reduction in the total number of shares outstanding, so that the percentage of the outstanding shares owned by each stockholder would remain unchanged.

      If this proposal is approved, CEL-SCI'S Directors will subsequently have the authority, in their sole discretion, to determine whether or not to proceed with a reverse stock split. If the Board of Directors determines, based on factors such as the trading prices of CEL-SCI's common stock and other relevant circumstances that a reverse stock split is in CEL-SCI's best interests and in the best interests of CEL-SCI's stockholders, it may, at such time as it deems appropriate, determine the exact ratio of the reverse stock split and effect the reverse split without further approval or authorization of CEL-SCI's stockholders. The text of the proposed amendment to CEL-SCI's certificate of incorporation is provided in Exhibit A to this proxy statement. The text of the proposed amendment is subject to modification to include such changes as may be required by the Colorado Secretary of State or as the Board of Directors deems necessary and advisable to effect the reverse stock split.

      CEL-SCI's Board of Directors reserves the right, even after stockholder approval, to forego or postpone the reverse stock split if it determines such action is not in CEL-SCI's best interests or the best interests of CEL-SCI's stockholders. If the reverse stock split adopted by the stockholders is not subsequently implemented by CEL-SCI's Board of Directors by the 2009 Annual Meeting of Stockholders, this proposal will be deemed abandoned. In such case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time. If the reverse stock split is adopted, there will be no change in the number of authorized shares of CEL-SCI's common stock.

      The primary reason for the reverse split stock is to increase the trading price of CEL-SCI's common stock by reducing the number of CEL-SCI's outstanding shares.

     CEL-SCI is now a Phase III cancer company with very promising human survival data, yet the low share price prevents many investors from investing in CEL-SCI. CEL-SCI's Board of Directors believes that the current low market price for CEL-SCI's common stock has had a negative effect on the marketability of CEL-SCI's outstanding shares for several reasons. First, many institutional investors have internal policies preventing the purchase of low-priced stocks. Second, analysts and brokers at many brokerage firms are prohibited from recommending, or are reluctant to recommend, lower-priced stocks to their clients. Also, since a broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current low price of CEL-SCI's common stock can result in investors paying transaction costs (commissions, markups or markdowns) that are a higher percentage of the total share value than would be the case if the price of CEL-SCI's common stock was substantially higher. Third, CEL-SCI's low share price creates the impression that CEL-SCI is not a credible company while in reality it is an established biotechnology company with a potentially very important cancer drug going into a global Phase III clinical trial.

      CEL-SCI's Board of Directors believes that increasing the per share market price of its common stock may encourage greater interest in CEL-SCI's common stock and enhance the acceptability and marketability of CEL-SCI's common stock to the financial community and investing public. As of November 30, 2007, CEL-SCI had 115,729,129 outstanding shares of common stock, which is more than many other biotechnology and life science companies that are comparable in size. A reverse stock split would reduce the number of shares outstanding to a number that is more comparable with those of similar biotechnology and life science companies and more appropriate to the size and scope of CEL-SCI's current business.

      While CEL-SCI expects that the reverse stock split will increase the market price of its common stock CEL-SCI cannot guarantee that the reverse stock split will increase the market price of its common stock by a multiple equal to the reverse split ratio, or result in any permanent increase in the market price, which can be dependent upon many factors, including CEL-SCI's business and financial performance and prospects. Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases the stock price of companies that have adopted reverse stock splits has subsequently declined to pre-reverse split levels. Accordingly, CEL-SCI cannot assure its shareholders that the market price of its common stock immediately after the effective date of the reverse stock split will be maintained for any period of time, or that the reverse stock split will not have an adverse effect on CEL-SCI's stock price. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in CEL-SCI's overall market capitalization. If the per share price does not increase proportionately as a result of the reverse stock split, then CEL-SCI's overall market capitalization will be reduced. However, CEL-SCI believes that evidence suggests that if a reverse split is done from a position of strength and by a real and established company as opposed to one that is simply trying, for example, to save its listing on the NASDAQ stock exchange when its stock is below $1, then the reverse split can be very beneficial for the Company's overall market capitalization.

      The reverse stock split would eliminate less than 140 shareholders since, according to the records of CEL-SCI's transfer agent, only 138 shareholders own less than five shares.

      CEL-SCI would still have approximately 2440 shareholders in the reverse stock split and would continue to be registered under Section 12 of the Securities Exchange Act of 1934.

      Any fractional shares resulting from the reverse stock split are rounded to the nearest whole share.

     CEL-SCI's Articles of Incorporation provide that CEL-SCI is authorized to issue 300,000,000 shares of common stock. The reverse split, if adopted, would not change the number of shares of common stock which CEL-SCI is authorized to issue. However, a reverse split would reduce the number of CEL-SCI's outstanding shares, which would enable CEL-SCI to issue more shares that it would be able to issue if the reverse split was not adopted. CEL-SCI does not have any plans to issue any additional shares of its common stock, other than shares which it would be required to issue in connection with outstanding options or warrants, or shares which have customarily been issued pursuant to CEL-SCI's stock bonus or compensation plans.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Board of Directors has selected BDO Seidman, LLP, an independent registered public accounting firm, to audit the books and records of CEL-SCI for the fiscal year ending September 30, 2008. BDO Seidman served as CEL-SCI's independent registered public accounting firm for the fiscal year ended September 30, 2007. A representative of BDO Seidman is expected to be present at the shareholders' meeting.

      BDO Seidman, LLP served as CEL-SCI's auditors for the years ended September 30, 2007 and 2006. The following table shows the aggregate fees billed to CEL-SCI during these year by BDO Seidman, LLP:

                                                 Year Ended September 30,
                                                2007                  2006
                                                ----                  ----

Audit Fees                                   $142,704              $204,860
Audit-Related Fees                                 --                    --
Tax Fees                                           --                    --
All Other Fees                                     --                    --

      Audit fees represent amounts billed for professional services rendered for the audit of CEL-SCI's annual financial statements and the reviews of the financial statements included in CEL-SCI's 10-Q reports for the fiscal year and all regulatory filings. Before BDO Seidman, LLP was engaged by CEL-SCI to render audit or non-audit services, the engagement was approved by CEL-SCI's audit committee. CEL-SCI's Board of Directors is of the opinion that the Audit Fees charged by BDO Seidman, LLP are consistent with BDO Seidman, LLP maintaining its independence from CEL-SCI.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

      CEL-SCI's Annual Report on Form 10-K for the year ending September 30, 2007 will be sent to any shareholder of CEL-SCI upon request. Requests for a copy of this report should be addressed to the Secretary of CEL-SCI at the address provided on the first page of this proxy statement.

                              SHAREHOLDER PROPOSALS

      Any shareholder proposal which may properly be included in the proxy solicitation material for the annual meeting of shareholders following CEL-SCI's year ending September 30, 2008 must be received by the Secretary of CEL-SCI no later than December 31, 2008.

                                     GENERAL

      The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by CEL-SCI including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject CEL-SCI to additional expense. CEL-SCI's annual report, including financial statements for the 2007 fiscal year, is included in this mailing.

      CEL-SCI's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

      Please complete, sign and return the enclosed proxy promptly. No postage is required if mailed in the United States.

                               CEL-SCI Corporation

                             Audit Committee Charter


      Adopted by the Company's Board of Directors on May 22, 2002, as amended May 6, 2004.

Statement of Purpose

    The Audit Committee (Committee) is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the accounting, internal control and financial reporting processes and the audit process of the Company.

      The Company's management is responsible for preparing the Company's financial statements and the Company's independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors.

Committee Membership

      The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of the American Stock Exchange and the Securities and Exchange Commission (SEC). In particular, all members shall have sufficient financial experience and ability to enable them to read and understand financial statements, including the Company's balance sheet, income statement, and cash flow statement. At least one member shall be a financial expert as defined under the rules and regulations of the SEC.

      The members of the Committee shall be elected by the Board of Directors at each annual meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a chair is elected by the full Board of Directors, the members of the Committee may designate a chair by majority vote of the full Committee.

Committee Authority and Responsibilities

      In carrying out its intended purpose, the Committee share have the powers, duties and responsibilities delegated to it by the Board of Directors. The Committee shall:

     o Have the sole authority to appoint, evaluate and if necessary replace the independent auditor, and shall pre-approve all audit engagement fees and terms and all non-audit service engagements with the independent auditor.

     o Oversee the work performed by the Company's independent auditors. Such Independent auditors shall report directly to the Committee, although they shall remain accountable to the entire Board of Directors as well as to the Committee.

     o Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Committee, as representative of the Company's shareholders.

     o    Review annually the selection of the Company's independent auditors.

     o Review and discuss with the auditors their independence from the Company and actively engage the auditors in a dialogue with respect to any disclosed relationship or services that may impact their objectivity and independence.

     o Meet with management and the independent auditor in separate executive sessions periodically.

     o    Make regular reports to the Board.

     o Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the board for approval.

     o Assess its performance of the duties specified in this charter annually and report its findings to the board of directors.

      In keeping with the foregoing statements, the Committee shall have the following authority and responsibilities:

Financial Statement and Disclosure Matters

     1. Review and discuss with management and the independent auditor the annual audited financial statements and quarterly financial statements, including disclosures made in management's discussion and analysis and all matters required to be reviewed under applicable legal, regulatory and American Stock Exchange requirements.

     2. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

     3. Discuss with management the company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company's risk assessment and risk management policies.

     4. Discuss with management and the independent auditor any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Company's Relationship with the Independent Auditor

     1. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the company.

     2. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management. The Committee shall present its conclusions to the board of directors and, if so determined by the Committee, recommend that the board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

Oversight of the Company's Internal Audit Function

     1. Review the appointment and replacement of the senior internal auditing executive or, in the event that the internal audit function is provided by an outside vendor, the firm providing internal audit services.

     2. Review the significant reports to management prepared by the internal auditing function and management's responses.

     3. Discuss with the chief executive officer and the chief financial officer of the company, all significant deficiencies in the design or operation of internal controls which could adversely affect the company's ability to record, process, summarize, and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the company's internal controls.

Compliance Oversight Responsibilities

     1. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, certain audit requirements and required responses to audit discoveries, has not been implicated.

     2. Review any matters relating to the integrity of management, including conflicts of interest, and adherence to the company's Code of Business Conduct and Ethics. In connection with these reviews, the Committee will meet, as appropriate, with the general counsel and other company officers and employees.

Limitation of Committee's Role

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Meetings

      The Committee will meet at least four times annually, or more often as it deems necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Committee determines. The Chairman of the Board of Directors, any member of the Committee or the Secretary of the Company may call meetings of the Committee. In its sole discretion, the Committee may decide to hold separate meetings with management or the independent auditors. The majority of the members of the Committee shall constitute a quorum for Committee meetings and, unless otherwise required by this Charter, action may be taken by majority vote of the members present at such meetings. Minutes shall be maintained of each meeting.

                           CEL-SCI CORPORATION                           PROXY
             This Proxy is solicited by CEL-SCI's Board of Directors

 The undersigned stockholder of CEL-SCI acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held March 3, 2008, 10:30 a.m. local time, at 4820-C Seton Drive, Baltimore, Maryland 21215 and hereby appoints Maximilian de Clara and Geert R. Kersten with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

(1) To elect the persons who shall constitute CEL-SCI's Board of Directors for the ensuing year.

       [ ] FOR all nominees listed below (except as marked to the contrary below)

       [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

   Nominees:   Maximilian de Clara    Geert R. Kersten    Alexander G. Esterhazy
               C. Richard Kinsolving  Peter R. Young

(2)  To approve the adoption of CEL-SCI's 2008 Incentive Stock Option Plan.

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(3)  To approve the adoption of CEL-SCI's  2008  Non-Qualified  Stock Option
     Plan.

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(4)  To approve the adoption of CEL-SCI's 2008 Stock Bonus Plan.

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(5) To approve an amendment to CEL-SCI's Stock Compensation Plan so that an additional 1,000,000 restricted shares of CEL-SCI's common stock are available for issuance under the Plan

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(6) Subject to determination of CEL-SCI's directors that a reverse split would be in the best interest of CEL-SCI's shareholders, to approve a reverse split of CEL-SCI's common stock

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

(7) To ratify the appointment of BDO Seidman, LLP as CEL-SCI's independent registered public accounting firm for the fiscal year ending September 30, 2008.

                   [ ] FOR       [ ] AGAINST     [ ]  ABSTAIN

    To transact such other business as may properly come before the meeting.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 THROUGH 7.

                                Dated this ____ day of _________________, 2007.


                                -----------------------------------
                                           (Signature)


                                -----------------------------------
                                           (Signature)

     Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

                                    EXHIBIT A

      Proposed Amendment to Articles of Incorporation of CEL-SCI Corp.

      Article IV is amended with the addition of the following paragraph:

      Effective _____ each issued and outstanding share of this Corporation's common stock will be automatically converted into * of a share of this Corporation's common stock.



* Number will be between 1/2 and 1/5, as determined by CEL-SCI's directors.